Interiors, Inc
Earnings Per Share
September 30, 1996
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Exhibit 11

COMMON  A SHARES                              QTY             DAYS O/S      WEIGHTED
-------------------------------------      --------           --------      ----------
As of IPO                                   517,500             92/92           517,500
Conversion of Bridge Loan units             300,000             92/92           300,000
Sale to Morgan Steel 2/10/95                200,000             92/92           200,000
Ted Stevens conversion of B shares          117,500             92/92           117,500
Reg S sale to Canillo 3/29/95                55,000             92/92            55,000
Class A sh sold to various                                                        92/92
  investors on 4/25/95                      300,000             92/92           300,000
Subscription agreement Ekistics                                                   92/92
  4/24/95                                    80,000             92/92            80,000
Conversion B shares 8/95                    330,000             92/92           330,000
Iss'd to various investors 7/95              55,000             92/92            55,000
Iss'd to various investors - 12/15/95        10,000             92/92            10,000
Iss'd to Infinity Investors - 12/17/95       30,000             92/92            30,000
Iss'd to Infinity Investors - 12/18/95        5,000             92/92             5,000
Sold by Infinity Investors - 1/8/96         180,000             92/92           180,000
Iss'd to various investors - 3/1/96           1,529             92/92             1,529
Iss'd to Decor - 3/3/96                     200,000             92/92           200,000
Iss'd to various investors - 3/4/96          53,718             92/92            53,718
Iss'd to Sol Munn - 4/12/96                 150,000             92/92           150,000
Iss'd to R. Leopold - 4/16/96                60,000             92/92            60,000
Private placement - 4/24/96                 175,000             92/92           175,000

                                          ---------                           ----------
Com A sh O/S per Form 10K - 6/96          2,820,247                           2,820,247

COMMON B SHARES
---------------
As of IPO                                 1,000,000             92/92         1,000,000
Ted Stevens conversion of B shares         (117,500)            92/92          (117,500)
Conversion B shares 8/95                   (330,000)            92/92          (330,000)
Issued to Laurie Munn - 4/12/96             250,000             92/92           250,000
Correct prior period issuance               (13,000)            92/92           (13,000)

                                           --------                          ----------
Com B sh O/S per Form 10K - 6/96            789,500                             789,500
                                           --------                          ----------

Tot Com  A & B sh @ June 1996             3,609,747                           3,609,747

ACTIVITY - QTR ENDED 9/96
-------------------------
Common A shares
---------------

Exercise of 500,000 Cl WA Wts-Aug 6, 1996   500,000             56/92           304,348
Exercise of 500 Cl WA Wts-Aug 22, 1996          500             40/92               217
Exercise of 5,500 Cl WA Wts-Sep 5, 1996       5,500             26/92             1,554
Exercise of 35,000 Cl WA Wts- ep 6, 1996     35,000             25/92             9,511
Exercise of 10,000 Cl WA Wts-Sep 18, 1996    10,000             13/92             1,413
Exercise of 5,000 Cl WA Wts-Sep 25, 1996      5,000             6/92                326

                                           --------                          ----------
Com A Sh issued - Qtr end 9/96              556,000                             317,369
                                           --------                          ----------
Total Common A Sh. @ 9/30/96              3,376,247                           3,137,616
                                           --------                          ----------

Common B shares
---------------

                                           --------                          ----------
Com B Sh issued - Qtr end 9/96
                                           --------                          ----------
Total Common B Sh. @ 9/30/96                789,500                             789,500
                                           --------                          ----------

Com A & B sh iss'd - Qtr end 9/96           556,000                             317,369
                                           --------                          ----------

Tot Com  A & B sh @ Sept 1996             4,165,747                           3,927,116

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